NEWS RELEASE

Contact:	Ted Detrick, Investor Relations – (215) 761-1414
Matt Asensio, Media Relations – (860) 226-2599

CIGNA REPORTS STRONG FULL YEAR 2013 RESULTS, EXPECTS GROWTH IN 2014

o	Consolidated revenues for 2013 increased 11% to $32.4 billion.

o	Adjusted income from operations1 for 2013 increased 11% to $1.93 billion, or $6.79 on a per share basis, which was a 13% increase over 2012.

o	Shareholders’ net income for 2013 was $1.48 billion, or $5.18 per share.

o	2014 adjusted income from operations1,3 is estimated to be in the range of $1.9 billion to $2.0 billion, or $6.80 to $7.20 per share.5

BLOOMFIELD, CT, February 7, 2014 – Cigna Corporation (NYSE: CI) today reported strong full year 2013 results with each of the Company's business segments posting revenue and earnings growth over the prior year.

Consolidated revenues for 2013 were $32.4 billion, an increase of 11% over 2012.  Revenues reflect growth in premiums and fees of 9% in Global Health Care, 27% in Global Supplemental Benefits and 10% in Group Disability and Life, primarily driven by continued growth in Cigna's targeted customer segments.

Cigna's adjusted income from operations1 for full year 2013 increased 11% to $1.93 billion, or $6.79 per share, compared with $1.73 billion, or $5.99 per share, for 2012.  This represents per share growth of 13% and reflects strong revenue growth, continued effective medical cost management in our Commercial book, and a lower operating expense ratio, partially offset by pressure in Medicare Advantage results.  For the fourth quarter of 2013, adjusted income from operations1 was $387 million, or $1.39 per share, compared to $452 million, or $1.57 per share, for the fourth quarter of 2012.

“Cigna's operating performance in 2013 was strong, driven by the continued effective execution of our strategy which resulted in improved health outcomes and productivity for our customers and clients,” said David M. Cordani, President and Chief Executive Officer.  “In the midst of an environment undergoing rapid change and disruption, our focused strategy and differentiated capabilities will enable us to deliver continued future growth.”

Cigna also reported shareholders’ net income in 2013 of $1.48 billion, or $5.18 per share, compared to $1.62 billion, or $5.61 per share, for 2012.  Shareholders’ net income in 2013 included special items4 which resulted in after-tax charges of $622 million, or $2.19 per share, compared to after-tax charges of $171 million, or $0.59 per share, in 2012.

For the fourth quarter of 2013, shareholders’ net income was $361 million, or $1.29 per share, compared with $406 million, or $1.41 per share, for the fourth quarter of 2012.  Fourth quarter 2013 shareholders’ net income included a special item4 which resulted in after-tax losses of $40 million, or $0.15 per share, related to costs associated with an organizational efficiency plan, compared to a special item4 which resulted in after-tax losses of $68 million, or $0.24 per share, for litigation matters in the fourth quarter of 2012.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and a reconciliation of adjusted income from operations1 to shareholders’ net income (dollars in millions, except per share amounts; customers in thousands):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013

Total Revenues	$8,151	$7,620	$8,066	$32,380

Consolidated Earnings
Adjusted income from operations1	$387	$452	$536	$1,932
Net realized investment gains, net of taxes	14	15	17	141
GMIB results, net of taxes2	-	7	-	25
Special items, net of taxes4	(40)	(68)	-	(622)
Shareholders' net income	$361	$406	$553	$1,476

Adjusted income from operations1, per share	$1.39	$1.57	$1.89	$6.79
Shareholders' net income, per share	$1.29	$1.41	$1.95	$5.18

	As of the Periods Ended
	December 31,		September 30,
	2013	2012	2013

Global Medical Customers	14,217	14,045	14,300

•	Cash and short term investments at the parent company were approximately $760 million at December 31, 2013 and approximately $700 million at December 31, 2012.

•
In 2013, the Company repurchased5 approximately 13.6 million shares of stock for approximately $1.0 billion.  During the period January 1, 2014 through February 6, 2014, the Company repurchased5 an additional approximately 2.6 million shares of common stock for approximately $225 million.

•
In the fourth quarter of 2013, the Company initiated a series of actions to improve its organizational efficiency, resulting in a $40 million after-tax charge which is reported as a special item.  The Company expects the impact of these actions to reduce annualized operating expenses by approximately $45 million after-tax.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of adjusted income (loss) from operations1 to segment earnings (loss).

Global Health Care

This segment includes Cigna’s Commercial and Government businesses that deliver medical and specialty health care products and services to domestic and multi-national clients and customers on guaranteed cost, retrospectively experience-rated and Administrative Services Only (“ASO”) funding arrangements.  Specialty health care includes behavioral, dental, disease and medical management, stop loss, and pharmacy-related products and services.

Financial Results (dollars in millions, customers in thousands):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013

Premiums and Fees	$5,723	$5,399	$5,699	$22,933
Adjusted Income from Operations1	$318	$397	$424	$1,572
Adjusted Margin, After-Tax6	5.0%	6.7%	6.7%	6.2%

	As of the Periods Ended
	December 31,		September 30,
Customers:	2013	2012	2013
Commercial	13,725	13,596	13,812
Medicare and Medicaid	492	449	488
Medical	14,217	14,045	14,300

Behavioral Care	22,515	21,750	22,564
Dental	12,074	11,392	12,091
Pharmacy	7,095	6,772	7,000
Medicare Part D	1,190	1,264	1,195

•	Overall, Global Health Care results for 2013 reflect continued growth in the Company’s targeted customer segments.

•	Fourth quarter premiums and fees increased approximately 6% relative to fourth quarter 2012, driven by customer growth, specialty contributions, and renewal rate increases.

•	Fourth quarter 2013 adjusted income from operations1 and adjusted margin6 reflect elevated medical costs in our Medicare Advantage business and claim variability in our Guaranteed Cost business.

•	Adjusted income from operations1 included favorable prior year reserve development on an after-tax basis of approximately $77 million for full year 2013, compared to $66 million for full year 2012.

•	Global Health Care net medical claims payable7 was approximately $1.9 billion at December 31, 2013 and $1.6 billion at December 31, 2012.

Global Supplemental Benefits

This segment includes Cigna’s individual supplemental health, life, and accident insurance globally, primarily in Asia, and Medicare supplement coverage in the United States.

Financial Results (dollars in millions, policies in thousands):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013

Premiums and Fees8	$662	$592	$634	$2,513
Adjusted Income from Operations1	$40	$38	$39	$183
Adjusted Margin, After-Tax6	5.8%	6.1%	5.9%	6.9%

	As of the Periods Ended
	December 31,		September 30,
	2013	2012	2013

Policies8	11,869	11,436	11,823

•
Fourth quarter 2013 premiums and fees grew 12% relative to fourth quarter 2012, reflecting customer growth, primarily in South Korea, as well as the acquisition of our Cigna Finansbank joint venture in Turkey.

•
Fourth quarter 2013 adjusted income from operations1 and adjusted margin6 reflect the impact of strong customer retention and business growth, partially offset by increased strategic investments supporting long term customer growth as well as elevated claims in Korea, in part due to seasonality.

Group Disability and Life

This segment includes Cigna’s group disability, life, and accident insurance operations.

Financial Results (dollars in millions):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013

Premiums and Fees	$873	$804	$848	$3,425
Adjusted Income from Operations1	$66	$56	$92	$311
Adjusted Margin, After-Tax6	6.9%	6.4%	9.9%	8.3%

•	Fourth quarter 2013 results benefited from premium and fee growth of 9%, relative to fourth quarter 2012, due to growth in both disability and life businesses.

•
Adjusted income from operations1 and adjusted margin6 for the fourth quarter 2013 reflect improved life claims experience and lower operating expenses, partially offset by unfavorable disability claims experience.

•	Third quarter adjusted income from operations1 includes a $26 million favorable after-tax impact related to a reserve study.

Other Segments

Adjusted income (loss) from operations1 for Cigna's remaining operations is presented below (dollars in millions):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013

Run-off Reinsurance 2	$(2)	$-	$-	$(6)
Other Operations	$20	$19	$35	$94
Corporate	$(55)	$(58)	$(54)	$(222)

•	Third quarter 2013 Other Operations results include a $14 million after-tax benefit related to an IRS examination.

OUTLOOK

•
Cigna's outlook for full year 2014 consolidated adjusted income from operations1,3 is in the range of $1.9 billion to $2.0 billion, or $6.80 to $7.20 per share5.  Cigna’s outlook excludes the potential effects of future capital deployment.5

(dollars in millions, except where noted and per share amounts)	Full-Year Ended December 31, 2014

Projected Adjusted Income (Loss) from Operations1,3
Global Health Care	$1,575 to 1,635
Global Supplemental Benefits	195 to 215
Group Disability and Life	305 to 325
Ongoing Businesses	$2,075 to 2,175
Corporate and other	$(175)
Consolidated	$1,900 to 2,000

Projected Consolidated Adjusted Income from Operations, per share1,3	$6.80 to 7.20

Projected Global Medical Customer Growth (ex-Limited benefits)9	1 to 2%

The foregoing statements represent the Company’s current estimates of Cigna's 2014 consolidated and segment adjusted income from operations1,3 and global medical customer growth as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).  A link to the conference call, during which management will review full year 2013 results and discuss full year 2014 outlook, is available in the Investor Relations section of Cigna's website located at http://www.cigna.com/cignadotcom/aboutcigna/investors/events/index.page.

Notes:

1.
Adjusted income (loss) from operations is defined as segment earnings (loss) excluding (i) special items (which are identified and quantified in Exhibit 2 to this release) and (ii) the results of Cigna's Guaranteed Minimum Income Benefits (GMIB) business.  Segment earnings (loss) is defined as shareholders’ net income (loss) before net realized investment results.

Adjusted income (loss) from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. This measure is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures, which are segment earnings (loss) and shareholders’ net income; see Exhibit 2 for reconciliations of the non-GAAP measure to the most directly comparable GAAP measures.

2.
The GMIB business and Guaranteed Minimum Death Benefits business, also known as Variable Annuity Death Benefits (VADBe), are included in our Run-off Reinsurance segment. These businesses have been in run-off since 2000.

During the first quarter of 2013, Cigna entered into a definitive agreement with Berkshire Hathaway to exit the GMIB and VADBe businesses, effective February 4, 2013.

3.
At this time, management is unable to identify or reasonably estimate future net realized investment results or special items; therefore, it is not possible to provide a forward-looking reconciliation of adjusted income from operations to shareholders’ net income for 2014.

4.	Special items included in shareholders’ net income and segment earnings (loss), but excluded from adjusted income (loss) from operations, are noted on Exhibit 2 to this earnings release.

5.
The Company may repurchase shares of its common stock from time to time pursuant to written trading plans under Rule 10b5-1.  The Company’s outlook excludes the potential effects of any share repurchases after the date of this release.

6.
Adjusted margin, after-tax, is calculated by dividing segment earnings (loss) excluding special items by segment revenues.  Segment margin is calculated by dividing segment earnings (loss) by segment revenue.  For the three months and year ended December 31, 2013, segment margin was 4.5% and 6.0%, respectively for Global Health Care, 4.6% and 6.6%, respectively for Global Supplemental Benefits, and 6.8% and 6.9%, respectively for Group Disability and Life.

7.
Global Health Care medical claims payable are presented net of reinsurance and other recoverables.  The gross  Global Health Care medical claims payable balance was $2,050 million as of December 31, 2013 and $1,856 million as of December 31, 2012.

8.
Cigna owns a 50% noncontrolling interest in its China joint venture.  Cigna's 50% share of the joint venture’s earnings is reported in Other Revenues using the equity method of accounting under GAAP.  As such, the premiums and fees and policy counts from the China joint venture are not included in the financial results table for the Global Supplemental Benefits segment presented in the earnings release.

9.
In connection with U.S. health care reform legislation, the Company ceased offering Limited Medical Benefits products effective December 31, 2013.  Therefore, in determining our medical customer growth expectations for 2014 we have excluded these products from the year-end 2013 customer numbers.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties.  These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2014, on both a consolidated and segment-by-segment basis; projected global medical customer Growth (excluding limited benefits) over year end 2013; future financial or operating performance, including our ability to deliver improved health outcomes and productivity for our customers and clients and future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; and financing or capital deployment plans, including whether and to what extent we may engage in share repurchases.  You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements.  Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; our ability to realize the expected benefits of strategic transactions and/or acquisitions; the substantial level of government regulation over our business and the potential effects of new laws or regulations, or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations and actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; and unfavorable industry, economic or political conditions, as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com.  You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)			Exhibit 1
(Dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

REVENUES

Premiums and fees	$7,284	$6,827	$28,976	$26,187
Net investment income	291	290	1,164	1,144
Mail order pharmacy revenues	494	434	1,827	1,623
Other revenues	61	58	239	240
Total operating revenues	8,130	7,609	32,206	29,194
Run-off Reinsurance hedge loss (1)	-	(13)	(39)	(119)
Net realized investment gains	21	24	213	44
Total	$8,151	$7,620	$32,380	$29,119

ADJUSTED INCOME (LOSS) FROM OPERATIONS (2)

Global Health Care	$318	$397	$1,572	$1,480
Global Supplemental Benefits	40	38	183	148
Group Disability and Life	66	56	311	281
Run-off Reinsurance	(2)	-	(6)	(29)
Other Operations	20	19	94	82
Corporate	(55)	(58)	(222)	(228)
Total	$387	$452	$1,932	$1,734

SHAREHOLDERS' NET INCOME

Segment Earnings (Loss)
Global Health Care (3)(4)(8)(9)(10)	$287	$397	$1,517	$1,418
Global Supplemental Benefits (3)(8)	32	38	175	142
Group Disability and Life (3)(6)(8)	65	56	259	279
Run-off Reinsurance (5)	(2)	7	(488)	-
Other Operations	20	19	94	82
Corporate (7)(9)	(55)	(126)	(222)	(329)
Total	347	391	1,335	1,592
Net realized investment gains, net of taxes	14	15	141	31
Shareholders' net income	$361	$406	$1,476	$1,623

DILUTED EARNINGS PER SHARE

Adjusted income from operations (2)	$1.39	$1.57	$6.79	$5.99
Results of guaranteed minimum income benefits business, after-tax	-	0.02	0.09	0.10
Net realized investment gains, net of taxes	0.05	0.06	0.49	0.11
Special items, after-tax (3)(4)(5)(6)(7)(8)(9)(10)	(0.15)	(0.24)	(2.19)	(0.59)
Shareholders' net income	$1.29	$1.41	$5.18	$5.61
Weighted average shares (in thousands)	278,960	288,710	284,685	289,530

SHAREHOLDERS' EQUITY at December 31,			$10,567	$9,769

SHAREHOLDERS' EQUITY PER SHARE at December 31,			$38.35	$34.18

(1) Includes pre-tax futures and swaps contracts entered into prior to February 4, 2013 as part of a dynamic hedge program to manage equity and growth interest rate risks in Cigna's Run-off Reinsurance operations. Cigna recorded related offsets in Benefits and Expenses to adjust liabilities for reinsured guaranteed minimum death benefit and guaranteed minimum income benefit contracts. These hedge programs were terminated after February 4, 2013 as a result of Cigna's agreement with Berkshire Hathaway in which Cigna effectively exited the Run-off Reinsurance business. For more information, please refer to Cigna's Form 10-K for the period ended December 31, 2013, which is expected to be filed on February 27, 2014.

(2) Adjusted income (loss) from operations is defined as segment earnings excluding special items (identified and quantified on Exhibit 2) and results of Cigna's guaranteed minimum income benefits business. Segment earnings (loss) is defined as shareholders' net income (loss) before net realized investment gains (losses).

(3) The three months and year ended December 31, 2013 include a pre-tax charge of $60 million ($40 million after-tax) for an organizational efficiency plan: $47 million ($31 million after-tax) in Global Health Care; $11 million ($8 million after-tax) in Global Supplemental Benefits and $2 million ($1 million after-tax) in Group Disability and Life.

(4) The year ended December 31, 2013 includes a pre-tax charge of $37 million ($24 million after-tax) related to the Pharmacy Benefits Manager (“PBM”) services agreement with Catamaran.
(5) The year ended December 31, 2013 includes a pre-tax charge of $781 million ($507 million after-tax) related to the transaction with Berkshire to effectively exit the Run-off Reinsurance business.
(6) The year ended December 31, 2013 includes a pre-tax charge of $77 million ($51 million after-tax) related to a disability claims regulatory matter.
(7) The three months and year ended December 31, 2012 include pre-tax charges of $104 million ($68 million after-tax) resulting from litigation matters.
(8) The year ended December 31, 2012 includes pre-tax charges of $77 million ($50 million after-tax) for an organizational efficiency plan: $65 million ($42 million after-tax) in Global Health Care; $9 million ($6 million after-tax) in Global Supplemental Benefits and $3 million ($2 million after-tax) in Group Disability and Life.

(9) The year ended December 31, 2012 includes pre-tax charges of $53 million ($40 million after-tax) for costs associated with the 2012 acquisition of HealthSpring: $42 million ($33 million after-tax) in Corporate and $11 million ($7million after-tax) in Global Health Care.

(10) The year ended December 31, 2012 includes a pre-tax charge of $20 million ($13 million after-tax) resulting from litigation matters.

CIGNA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION (unaudited)	Exhibit 2
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)

	Diluted						Global			Global Supplemental
	Earnings Per Share			Consolidated			Health Care			Benefits
Three Months Ended,	4Q13	4Q12	3Q13	4Q13	4Q12	3Q13	4Q13	4Q12	3Q13	4Q13	4Q12	3Q13

Adjusted income (loss) from operations (1)	$1.39	$1.57	$1.89	$387	$452	$536	$318	$397	$424	$40	$38	$39

Results of guaranteed minimum income benefits business (2)	-	0.02	-	-	7	-	-	-	-	-	-	-

Special items, after-tax:
Charges associated with litigation matters (7)	-	(0.24)	-	-	(68)	-	-	-	-	-	-	-
Charges for organizational efficiency plan (3)	(0.15)	-	-	(40)	-	-	(31)	-	-	(8)	-	-

Segment earnings (loss)	1.24	1.35	1.89	347	391	536	$287	$397	$424	$32	$38	$39
Net realized investment gains, net of taxes	0.05	0.06	0.06	14	15	17

Shareholders' net income	$1.29	$1.41	$1.95	$361	$406	$553

	Diluted				Global		Global Supplemental
	Earnings Per Share		Consolidated		Health Care		Benefits
Year Ended December 31,	2013	2012	2013	2012	2013	2012	2013	2012

Adjusted income (loss) from operations (1)	$6.79	$5.99	$1,932	$1,734	$1,572	$1,480	$183	$148

Results of guaranteed minimum income benefits business (2)	0.09	0.10	25	29	-	-	-	-

Special items, after-tax:
Cost associated with PBM services agreement (4)	(0.08)	-	(24)	-	(24)	-	-	-
Charge related to reinsurance transaction (5)	(1.78)	-	(507)	-	-	-	-	-
Charge for disability claims regulatory matter (6)	(0.18)	-	(51)	-	-	-	-	-
Charges for organizational efficiency plan (3)(8)	(0.15)	(0.17)	(40)	(50)	(31)	(42)	(8)	(6)
Costs associated with acquisitions (9)	-	(0.14)	-	(40)	-	(7)	-	-
Litigation matters (10)	-	(0.28)	-	(81)	-	(13)	-	-

Segment earnings (loss)	4.69	5.50	1,335	1,592	$1,517	$1,418	$175	$142
Net realized investment gains, net of taxes	0.49	0.11	141	31

Shareholders' net income	$5.18	$5.61	$1,476	$1,623

CIGNA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION (unaudited)	Exhibit 2
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)

	Group Disability			Run-off			Other
	and Life			Reinsurance			Operations			Corporate
Three Months Ended,	4Q13	4Q12	3Q13	4Q13	4Q12	3Q13	4Q13	4Q12	3Q13	4Q13	4Q12	3Q13

Adjusted income (loss) from operations (1)	$66	$56	$92	$(2)	$-	$-	$20	$19	$35	$(55)	$(58)	$(54)

Results of guaranteed minimum income benefits business (2)	-	-	-	-	7	-	-	-	-	-	-	-

Special items, after-tax:
Charges associated with litigation matters (7)	-	-	-	-	-	-	-	-	-	-	(68)	-
Charges for organizational efficiency plan (3)	(1)	-	-	-	-	-	-	-	-	-	-	-

Segment earnings (loss)	$65	$56	$92	$(2)	$7	$-	$20	$19	$35	$(55)	$(126)	$(54)

	Group Disability		Run-off		Other
	and Life		Reinsurance		Operations		Corporate
Year Ended December 31,	2013	2012	2013	2012	2013	2012	2013	2012

Adjusted income (loss) from operations (1)	$311	$281	$(6)	$(29)	$94	$82	$(222)	$(228)

Results of guaranteed minimum income benefits business (2)	-	-	25	29	-	-	-	-

Special items, after-tax:
Cost associated with PBM services agreement (4)	-	-	-	-	-	-	-	-
Charge related to reinsurance transaction (5)	-	-	(507)	-	-	-	-	-
Charge for disability claims regulatory matter (6)	(51)	-	-	-	-	-	-	-
Charges for organizational efficiency plan (3)(8)	(1)	(2)	-	-	-	-	-	-
Costs associated with acquisitions (9)	-	-	-	-	-	-	-	(33)
Litigation matters (10)	-	-	-	-	-	-	-	(68)

Segment earnings (loss)	$259	$279	$(488)	$-	$94	$82	$(222)	$(329)

(1)  Adjusted income (loss) from operations is defined as segment earnings excluding special items (identified and quantified above) and results of Cigna's guaranteed minimum income benefits business.  Segment earnings (loss) is defined as shareholders' net income (loss) before net realized investment gains (losses).

(2)  Results of guaranteed minimum income benefits business, excluding special items, on a pre-tax basis for:
       - three months and year ended December 31, 2013 were $0 million and gains $39 million, respectively;
       - three months and year ended December 31, 2012 were gains of $10 million and $44 million, respectively; and
       - three months ended September 30, 2013 were $0 million.

(3) The three months and year ended December 31, 2013 include a pre-tax charge of $60 million ($40 million after-tax) for an organizational efficiency plan: $47 million ($31 million after-tax) in Global Health Care; $11 million ($8 million after-tax) in Global Supplemental Benefits and $2 million pre-tax ($1 million after-tax) in Group Disability and Life.

(4) The year ended December 31, 2013 includes a pre-tax charge of $37 million ($24 million after-tax) related to the Pharmacy Benefits Manager (“PBM”) services agreement with Catamaran.
(5) The year ended December 31, 2013 includes a pre-tax charge of $781 million ($507 million after-tax) related to the transaction with Berkshire to effectively exit the Run-off Reinsurance business.
(6) The year ended December 31, 2013 includes a pre-tax charge of $77 million ($51 million after-tax) related to a disability claims regulatory matter.
(7) The three months and year ended December 31, 2012 include pre-tax charges of $104 million ($68 million after-tax) resulting from litigation matters.
(8) The year ended December 31, 2012 includes pre-tax charges of $77 million ($50 million after-tax) for an organizational efficiency plan: $65 million ($42 million after-tax) in Global Health Care; $9 million ($6 million after-tax) in Global Supplemental Benefits and $3 million ($2 million after-tax) in Group Disability and Life.

(9) The year ended December 31, 2012 includes pre-tax charges of $53 million ($40 million after-tax) for costs associated with the 2012 acquisition of HealthSpring: $42 million ($33 million after-tax) in Corporate and $11 million ($7 million after-tax) in Global Health Care.

(10) The year ended December 31, 2012 includes a pre-tax charge of $124 million ($81 million after-tax) resulting from litigation matters: $20 million ($13 million after-tax) in Global Health Care and $104 million ($68 million after-tax) in Corporate.